UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014 (April 2, 2014)
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BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 2, 2014, Thomas M. O’Brien notified the Board of Directors (the “Board”) of BankUnited, Inc. (the “Company”) that he is resigning from the Board effective April 2, 2014. Mr. O’Brien’s decision is related to his agreement to become President and Chief Executive Officer of Sun Bancorp, Inc. and Sun National Bank, subject to prior receipt of applicable regulatory non-objection.  Mr. O’Brien’s decision did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)           On April 8, 2014, the Board approved A. Robert Towbin as a director of the Company, effective immediately. Mr. Towbin will fill the vacancy created by Mr. O’Brien’s resignation as described herein.

There is no arrangement or understanding between Mr. Towbin and any other person pursuant to which Mr. Towbin was selected as a director, and there are no related party transactions between the Company and Mr. Towbin that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Towbin will serve on the Audit Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2014	BANKUNITED, INC.

/s/ Leslie Lunak
	Name:	Leslie Lunak
	Title:	Chief Financial Officer